Exhibit 10.1
SHARE EXCHANGE AGREEMENT

THIS AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is dated as of the 30th day of July 2010, by and among Amincor, Inc., a Nevada corporation (“Amincor”), and Tulare Holdings, Inc., a Delaware corporation (“Tulare”), and James E. Fikkert the sole shareholder of Tulare (the “Shareholder”) (collectively referred to as the “Parties”).

RECITALS

WHEREAS, Amincor and Tulare desire to complete a share exchange transaction pursuant to which Amincor shall acquire all of the issued and outstanding common stock of Tulare in exchange for the issuance of 1,600 shares of restricted Class A common stock of Amincor to the Shareholder; and

WHEREAS, the Board of Directors of Amincor and the Board of Directors of Tulare have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

WHEREAS, the Shareholder is the owner of all of the issued and outstanding common stock of Tulare; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the Parties hereby agree as follows:

1. The Exchange.  At the Closing (as hereinafter defined), Amincor shall acquire all of the issued and outstanding common stock of Tulare from the Shareholder. The consideration to be issued by Amincor shall be a total of 1,600 restricted shares of its Class A common stock (the “Amincor Shares”) in exchange for 10 shares of Tulare common stock which constitutes 100% of the issued and outstanding common stock of Tulare (the “Exchange”).  The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.

 2. Closing.  The Closing of the transactions contemplated by this Agreement (“Closing”) shall take place at 1:00 P.M. on or before August 3, 2010 at 1350 Avenue of the Americas, 24th Fl., New York, NY  11019, or such other place and date as the parties hereto shall agree upon. At the Closing, the Amincor Shares shall be delivered to Seller and the Tulare Shares shall be delivered to Amincor duly endorsed for transfer and all other documents and items referred to herein in order to consummate the transaction shall be exchanged.

3. Representations and Warranties of Tulare and Seller. In order to induce Amincor to enter into the Agreement and to complete the transaction contemplated hereby, Tulare and Seller severally represent and warrant to Amincor that, except as otherwise set forth herein or in any schedule annexed hereto:

(a)
Organization and Standing. Tulare is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business as a foreign corporation in every jurisdiction in which it is required to be so qualified, except where the failure to so qualify would not have a material adverse effect on Tulare, and has full corporate power and authority to carry on its business as now conducted and to own its properties. Tulare's Articles of Incorporation and By-Laws previously delivered to Amincor are true and correct copies

(b)
Capitalization. The entire registered capital of Tulare consists of 1,500 shares of common stock or units of ownership of which 10 shares are issued and outstanding. All of the issued and outstanding Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as provided by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Tulare to issue, sell, or otherwise cause to become outstanding any of its capital stock.

(c)
Ownership of Tulare Shares. Seller owns beneficially all of the Tulare Shares free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of Tulare (other than this Agreement) and Seller has the unqualified right to sell, assign, and deliver the shares to Amincor.

(d)
Taxes. Tulare has filed all Federal and State income or other tax returns and reports that, to its knowledge it is required to file with all Federal, State, or U.S. governmental agencies, and has, to its knowledge, paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Tulare.

(e)
Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the knowledge of the Seller or Tulare threatened against Tulare, or against the Seller that arise out of their operation of Tulare, which if decided adversely to Tulare or the Seller, would have a material adverse effect on Tulare.

(f)
Governmental Regulation. To the knowledge of Tulare and the Seller, Tulare is not knowingly in violation of any law, material ordinance or regulation to which it is subject, the violation of which would have a material adverse effect on Tulare.

(g)
No Debt Owed by Tulare to Seller. Except for salary and benefits accrued in the ordinary course of business and consistent with Tulare’s past practices, Tulare does not owe any money, securities, or property to Seller or any member of his immediate family or to any company controlled by such a person, directly or indirectly.

(h)
Authorization of Transaction. Tulare has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Tulare, enforceable in accordance with its terms and conditions. Tulare need not give any notice to make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(i)
Non-contravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Tulare is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Tulare is a party or by which it is bound or to which any of its assets is subject.

4. Representations and Warranties of Amincor. In order to induce the Seller and Tulare to enter into the Agreement and to complete the transaction contemplated hereby, Amincor represents and warrants to Tulare and Sellers that:

(a)
Organization and Standing. Amincor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a corporation in every jurisdiction in which such qualification is required, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

(b)
Authorization of Transaction. Amincor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Amincor, enforceable in accordance with its terms and conditions. Amincor need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency, in order to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities law, the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934 resulting from the issuance of the Amincor Shares.

(c)
Non-contravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Amincor is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Amincor is a party or by which it is bound or to which any of its assets is subject.

(d)
Ownership of Shares. The Amincor Shares have been duly authorized and, when issued pursuant to the Agreement, will have been validly issued, fully paid and non-assessable, with no personal liability attaching to the holders of such shares, free of preemptive rights of any security holder and, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such Amincor Shares will not have been registered under the Act and state securities laws.

(e)
No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or threatened, against or affecting Amincor, or against any of Amincor's officers or directors and arising out of their operation of business. Amincor has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the Act, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the rules and regulations of the SEC, or the securities laws and regulations of any state is not an “investment company” as such term is defined by the Investment Company Act of 1940, as amended.

(f)
Corporate Records. All of Amincor's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation.

(g)
Access to Information; Speculative Investment. Amincor has had a full opportunity to request from Tulare and review, and has received all information which it deems relevant in making a decision to acquire the Tulare Shares to be acquired by it hereunder.

5. Term. All representations and warranties made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement for the three months period following the date hereof.

6.  Covenants.

(a)
Amincor and Tulare agree that, between the date of this Agreement and the Closing, except as contemplated by any other provisions of this Agreement, unless the other shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the business of Amincor and Tulare shall be conducted only in the ordinary course of business consistent with past practice.

(b)
Each of Amincor and Tulare shall give prompt notice the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any governmental entity or any person in connection with the transactions contemplated by this Agreement, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened in writing against, relating to or involving or otherwise affecting Amincor or Tulare; and (iv) any inaccuracy in or inability to perform such representations, warranties, or covenants. No such notice shall be deemed to constitute a cure of any breach or representation, warranty, covenant or agreement.

(c)
Amincor and Tulare shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Amincor or Tulare in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (iii)make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transaction contemplated hereby required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (y) the General Corporation Law of Nevada and (z) any other applicable law; provided that Amincor and Tulare shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non - filing party and its advisors prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith.

7.  Conditions to Closing.

(a)
The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following condition, any or all of which be waived, in whole or in part, to the extent permitted by applicable law:

(i)
No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

(b)
The obligations of Tulare to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)
Each of the representations and warranties of Amincor contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Tulare shall have received a certificate of the principal executive officer of Amincor to such effect.

(ii)
Amincor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing including filing of all required reports with the SEC pursuant to the Exchange Act.  Tulare shall have received a certificate of the principal executive officer of Amincor to such effect.

(c)
The obligations of Amincor to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)
Each of the representations and warranties of Tulare contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Amincor shall each have received a certificate of the principal executive officer of Tulare to such effect.

(ii)
Tulare shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  Amincor shall have received a certificate of the principal executive officer of Tulare to such effect.

8.  Termination: Amendment: Waiver.

(a)	This Agreement may be terminated at any time prior to the Closing:

(i)	by mutual consent of Amincor and Tulare;

(ii)
by Tulare, if there has been a material breach by Amincor of any of its material representations, warranties, covenants or agreements contained in this Agreement including but not limited to the filing of the Public Reports;

(iii)	by Amincor, if there has been a material breach by Tulare of any of its material representations, warranties, covenants or agreements contained in this Agreement;

(iv)
by either Amincor or Tulare if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the transactions contemplate hereby shall have become final and nonappealable; or

(b)
In the event of the termination of this Agreement by either Amincor or Tulare pursuant to Section 8(a), this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Amincor or Tulare, other than the provisions of this Section 8(b), and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(c)
Except as otherwise required by law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(d)
At any time prior to the Closing, any party hereto may (i) extend the time for the performance of any of the obligations or other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties with any of the agreements of conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9.  Notices. All notices and other communications given or made pursuant hereto shall be sent by reputable overnight courier next day delivery or by personal delivery and shall be deemed to have been duly given or made as of the date delivered, to the parties at the addresses set forth:

If to Amincor, Inc.:                    1350 Avenue of the Americas, 24th Fl
New York, NY  10019

If to Tulare and/or Seller:           650 West Tulare Road
Lindsay, CA 93247

10. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

11.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

12. Venue. Any action or proceedings brought with respect to our arrangement of the agreement shall be brought in the appropriate State of Federal Court in the New York County, New York.

13. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year above first written.

AMINCOR, INC.

By: /s/ John R. Rice III
John R. Rice III , President

TULARE HOLDINGS, INC.

By: /s/ James E. Fikkert
James E. Fikkert, President

/s/ James E. Fikkert
James E. Fikkert, Seller